UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2022

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Americold Realty Trust: Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Americold Realty Trust:  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On August 23, 2022, Americold Realty Trust, Inc. (the “Company”) and its subsidiary, Americold Realty Operating Partnership, L.P. (the “Operating Partnership”), and certain of the Operating Partnership’s subsidiaries entered into a Credit Agreement with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and certain lenders and letter of credit issuers from time to time parties thereto (the “Credit Agreement”).

The Credit Agreement extends and increases to $2.0 billion the Company’s $1.5 billion senior credit facility under its prior credit agreement, dated as March 26, 2020. The Credit Agreement includes a $1.15 billion revolving credit facility (the “Revolving Credit Facility”), consisting of (i) a $575 million U.S. dollar component and a $575 million U.S. dollar equivalent, multicurrency component; (ii) a $375 million U.S. dollar term loan A-1 facility (the ”Term A-1 Loan Facility”); (iii) a C$250 million Canadian dollar term loan A-2 facility (the “Term A-2 Loan Facility”), and (iv) an unfunded $270 million U.S. dollar delayed draw term loan facility (the ”Delayed Draw Facility”). The Credit Agreement is unsecured.

The Company borrowed $200 million at closing under the Term A-1 Facility, which was used to pay a portion of the Revolving Credit Facility’s U.S. dollar balance. The Delayed Draw Facility is expected to be used to repay approximately $266 million of secured, CMBS debt which is prepayable at par beginning November 1, 2022, and for general corporate purposes.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

On August 24, 2022, the Company issued a press release related to the Company’s and the Operating Partnership’s entry into the Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

The information furnished in Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 — Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description
10.1	Credit Agreement
99.1	Press Release dated August 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 24, 2022

Americold Realty Trust, Inc.

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President